EXHIBIT (A)(2)

                    AMENDMENT TO CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

             INSTITUTIONAL INVESTORS CAPITAL APPRECIATION FUND, INC.

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW
                   -------------------------------------------


      We, the undersigned, being officers of Institutional Investors Capital Appreciation Fund, Inc., do hereby certify:

      1. The name of the Corporation is Institutional Investors Capital Appreciation Fund, Inc. The Corporation was formed under the name Institutional Investors Mutual Fund, Inc.

      2. The Certificate of Incorporation of the Corporation was filed by the Department of State on October 29, 1952.

      3. The Certificate of Incorporation is hereby amended to effect a change in the name of the Corporation by deleting Article FIRST of the Certificate of Incorporation and inserting a new Article FIRST, which shall read in its entirety as follows:

            FIRST: The name of the corporation (hereinafter called the "Corporation") is ASSET MANAGEMENT FUND LARGE CAP EQUITY INSTITUTIONAL FUND, INC.

      4. The amendment referred to herein was duly authorized by the vote of the board of directors of the Corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders of the Corporation duly called and held on April 17, 2003, a quorum being present.

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            IN WITNESS WHEREOF, we have signed this Certificate on April 21,
2003, and April 21, 2003, respectively, and we affirm that the statements contained herein are true and correct under penalties of perjury.


                                              /S/  JOHN J. MCCABE
                                              ----------------------------------
                                              John J. McCabe,  Vice President


                                              /S/  EDWARD E. SAMMONS, JR.
                                              ----------------------------------
                                              Edward E. Sammons, Jr.,  Secretary



STATE OF NEW YORK      )
                       ) SS.:
COUNTY OF NEW YORK     )

            On this 21th day of April, 2003, before me personally came John J. McCabe to me known, and known to me to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he had executed the same.




                                              /S/  J. MARTIN NOBLE
                                              ----------------------------------
                                                        Notary Public
(NOTARIAL SEAL)





STATE OF ILLINOIS      )
                       ) SS.:
COUNTY OF COOK         )


            On this 24th day of April, 2003, before me personally came Edward E. Sammons, Jr., to me known, and known to me to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he had executed the same.


                                              /S/  SHEILA E. WRIGHT
                                              ----------------------------------
                                                        Notary Public

(NOTARIAL SEAL)